                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A

           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant /X/ Filed by a Party other than the Registrant / /

Check the appropriate box:
/X/  Preliminary Proxy Statement
/ /  Confidential, for Use of the Commission Only (as permitted by Rule
     14a-6(e)(2)
/ /  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Section 240.14a-12


                            SEVEN J STOCK FARM, INC.
                  (name of Registrant Specified in its Charter)

    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box)
/ /  No fee required.
/X/  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1)   Title of each class of securities to which transaction applies:
          Common Stock, $1 par value
     2)   Aggregate number of securities to which transaction applies: 52,000
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined) $3.89*
     4)   Proposed maximum aggregate value of transaction: $202,280
     5)   Total fee paid: $18.61

     * The price per unit is the product of the pre-reverse split price of $3.89 per share of old common stock to be paid for fractional shares and the reverse split ratio of 1,000 ($3.89*1,000= $3,890).

/ /  Fee paid previously with preliminary materials
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify

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the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     Amount Previously Paid:______________
     Form or Registration Number:_________
     Filing Party:________________________
     Date Filed:__________________________

                            SEVEN J STOCK FARM, INC.
                       16945 Northchase Drive, Suite 1800
                              Houston, Texas 77060
                                  281-874-2101

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                          TO BE HELD DECEMBER 12, 2002

As a shareholder of Seven J Stock Farm, Inc. (the "Company"), you are hereby given notice of and invited to attend in person or by proxy a Special Meeting of the Shareholders of the Company to be held at the Company's corporate offices at 16945 Northchase Drive, Suite 1800, Houston, Texas 77060 on December 12, 2002 at 10:00 a.m. for the following purposes:

     1. To consider and act upon a proposed Reverse Stock Split of the Company's common stock that would result in
               a. The shareholders receiving one share of common stock for every one thousand shares of our common stock that they currently own, and
               b. An amendment to the Company's Articles of Incorporation to reduce the Company's authorized common stock from 1,500,000 to 1,500 authorized shares, which is in proportion to the Reverse Stock Split. The Reverse Stock Split and related cash purchase by the Company of fractional shares resulting from the reverse stock split is proposed to take the Company private and take it out of the reporting system of the Securities Exchange Act of 1934, as amended.
     2. To transact such other business as may properly come before the meeting and any adjournments thereof.

The Board of Directors has fixed the close of business on November 12, 2002 as the record date (the "Record Date") for the determination of shareholders entitled to notice of and to vote at such meeting and any adjournment thereof. Only shareholders at the close of business on the Record Date are entitled to notice of the meeting and a vote at such meeting. The transfer books will not be closed.

You are cordially invited to attend the meeting. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, MANAGEMENT DESIRES TO HAVE THE MAXIMUM REPRSENTATION AT THE MEETING AND RESPECTFULLY REQUESTS THAT YOU DATE, EXECUTE AND MAIL PROMPTLY THE

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ENCLOSED PROXY IN THE ENCLOSED STAMPED ENVELOPE FOR WHICH NO ADDITIONAL POSTAGE
IS REQUIRED IF MAILED IN THE UNITED STATES. A proxy may be revoked by a shareholder by notifying the Secretary of the company in writing at any time prior to its use, by executing and delivering a subsequent proxy or by personally appearing at the Special Meeting and casting your vote, each as specified in the enclosed proxy statement.

                           BY ORDER OF THE BOARD OF DIRECTORS

                           ------------------------
                           John R. Parten, Chairman

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            PROXY STATEMENT FOR SPECIAL MEETING OF SHAREHOLDERS TO BE
                            HELD ON DECEMBER 12, 2002

Proxies in the form enclosed with this Proxy Statement are being solicited by the Board of Directors of Seven J Stock Farm, Inc., a Texas corporation ("Seven J" or the "Company"), for use at the Special Meeting of Shareholders (the "Meeting") to be held December 12, 2002 at 10:00 a.m. at the offices of the Company at 16945 Northchase Drive, Suite 1800, Houston, Texas 77060-2151. This Proxy Statement is dated November 4, 2002. This Proxy Statement and the form of proxy will be first mailed to shareholders on or about November 22, 2002.

At the Meeting, the shareholders will consider and vote upon a proposal to amend the Company's Articles of Incorporation to effect a one for one thousand reverse stock split of the Company's common stock, par value $1.00 (the "Common Stock"), and the issuance of cash in lieu of fractional shares to holders who, as a result of that split, will hold less that one share of the Company's Common Stock (the "Reverse Stock Split").

The Company's Board of Directors knows of no other matters that are expected to come before the Meeting.

Only holders of record as of the close of business on November 12, 2002 (the "Record Date"), of the Company's Common Stock, $1.00 par value per share will be entitled to notice of, and to vote at, the Meeting. As of the date of this Proxy Statement, 1,451,000 shares of Common Stock were issued and outstanding. Common Stock is the only class of stock of the Corporation issued and outstanding. Holders of Common Stock are entitled to one vote per share held by them, and holders of Common Stock generally vote together as a class on all matters.

The Board of Directors of the Company, as a group, has the right to vote 74.27% of the Common Stock of the Company and has indicated that it will vote the shares of Common Stock for which it has voting authority in favor of the proposal set forth in this Proxy Statement. Therefore, we anticipate that the proposal will be approved.

Shareholders may vote in person or by proxy. Granting a proxy does not affect a shareholder's right to attend the Meeting and vote in person. Any shareholder of the Company has the unconditional right to revoke a proxy at any time prior to the voting thereof by (i) notifying the Secretary of the Company with a written notice thereof addressed to the Company at 16945 Northchase Drive, Suite 1800, Houston, Texas 77060; (ii) executing and delivering a subsequent proxy; or (iii) personally appearing at the Special Meeting and casting a contrary vote. No revocation shall be effective unless and until notice of such revocation has been received by the Company at or prior to the Special Meeting.

The persons named as attorneys in the proxy are John R. Parten and Virginia Cortinas.

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Employees of Seven J will respond to inquiries from the public with respect to this proxy solicitation.

An annual report to the shareholders on Form 10-KSB for the fiscal year ended October 31, 2001 and a quarterly report to the shareholders on Form 10-QSB, containing financial statements for the quarter ended July 31, 2002 have been furnished to all shareholders entitled to vote. Certain matters which are identified below, set forth in the Form 10-KSB and Form 10-QSB, have been incorporated by reference into this Proxy Statement.

VOTING PROCEDURES

John R. Parten and Virginia Cortinas will vote all shares represented by properly executed proxies returned in time to be counted at the Meeting. The presence, in person or by proxy, of at least a majority of the issued and outstanding shares of Common Stock entitled to vote at the Meeting is necessary to establish a quorum for the transaction of business. As John R. Parten, the President of Seven J, has beneficial ownership of 74.25% of the Company's Common Stock, the presence of Mr. Parten at the Meeting or by proxy will constitute a quorum at the Meeting.

All properly executed proxies delivered pursuant to this solicitation and not revoked will be voted at the Meeting as specified by such proxies. Where a vote has been specified in a proxy with respect to the matters identified in the Notice of the Special Meeting, the shares represented by proxy will by voted in accordance with those voting specifications. Shares represented by the proxy will be voted in accordance with those voting specifications. Shares represented by proxy will be voted in favor of each proposal identified in the Notice of the Special Meeting if no voting instructions are indicated. If any other matter should be presented at the Meeting upon which a vote may properly be taken, John
R. Parten and Virginia Cortinas, in their capacity as proxies, will vote shares represented by all proxies received by the Board of Directors in accordance with their judgment.

Any shareholder of the Company has the unconditional right to revoke a proxy at any time prior to the voting thereof by (i) notifying the Secretary of the Company with a written notice thereof addressed to the Company at 16945 Northchase Drive, Suite 1800, Houston, Texas 77060; (ii) executing and delivering a subsequent proxy; or (iii) personally appearing at the Special Meeting and casting a contrary vote. No revocation shall be effective unless and until notice of such revocation has been received by the Company at or prior to the Special Meeting.

Votes at the Meeting will be tabulated by one or more independent inspectors of elections appointed by the Company's Board of Directors.

The affirmative vote of two-thirds (2/3) of shares present (in person or by proxy) and voting on that matter is required for approval of the Reverse Stock Split. Shares voted to

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abstain and broker-non votes, since they are not affirmative votes for a matter, will have the same effect as votes against that matter.

Because the members of the Company's Board of Directors have indicated that they intend to vote in favor of the proposal, and since the Board of Directors as a group controls 74.27% of the outstanding shares of Common Stock, the proposal is expected to be approved, regardless of the vote of Seven J's other shareholders.

            PROPOSAL-REVERSE STOCK SPLIT AND RELATED AMENDMENT TO THE
                       COMPANY'S ARTICLES OF INCORPORATION

PURPOSE AND REASONS FOR THE REVERSE STOCK SPLIT

The reason for the Reverse Stock Split is to relieve the Company of the costs and obligations of remaining a public company reporting pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Board of Directors believes that because of the Company's continuing losses and illiquid assets, the Common Stock has remained very thinly traded. In addition, because of the low trading volume and illiquidity of the Common Stock, the Company has not been able to utilize the shares as a source of financing for its capital needs. For these reasons, the Company has not been able to realize the principal benefits of public ownership, and the Company's management expects no change in the situation regarding the Common Stock for the foreseeable future.

The Board of Directors also believes that there are considerable costs and detriments to the Company in remaining a public reporting company. As part of its registration under the Exchange Act, the Company incurs direct and indirect costs associated with compliance with the filing and reporting requirements imposed on public companies. Examples of direct costs savings from termination of registration of the Common Stock include lower printing and mailing costs; less complicated disclosure due to the Company's private status; reduction in direct expenses such as word processing, EDGARizing, and related charges associated with Securities and Exchange Commission ("SEC") filings; and elimination of the charges of brokers and transfer agents in forwarding materials to beneficial owners. The Company also believes that there will be a reduction in audit fees. Additional compliance procedures mandated by the Sarbanes-Oxley Act will further increase the costs or reporting under the Exchange Act and increase the Company's audit fees.

The Company also incurs substantial indirect costs as a result of executive time expended to prepare and review Exchange Act filings. Ceasing registration of the Common Stock will reduce or eliminate these costs.

Based on its experience in prior years, the Company's direct costs, which include a portion of the fees and expenses of independent auditors, printing, and mailing are estimated at approximately $76,000 annually. This amount is just an estimate, and the actual savings to be realized may be higher or lower than such estimate. The Company

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cannot guarantee that the benefits of going private will be accomplished as rapidly as currently expected, or at all.

If the Reverse Stock Split is approved and implemented, the Company believes that the number of shareholders of record of the Company's common shares will be fewer than 300. The Company intends to terminate the registration of the Common Stock under the Exchange Act pursuant to Section 12(g)(4) of the Exchange Act. The decision by the Company to terminate Exchange Act registration upon implementation of the Reverse Stock Split does not require shareholder approval and will not be voted on at the Special Meeting. The Company's duty to file periodic reports with the SEC, such as quarterly and annual reports, will end and the Company's Common Stock will no longer be traded over-the-counter in the Pink Sheets.

In consideration of the aforementioned reasons, the Company's Board of Directors on October 30, 2002 approved, subject to approval by the Company's shareholders, a proposal to effect the Reverse Stock Split and the Amendment of the Articles.

BACKGROUND

The Company had 1,451,000 shares of Common Stock issued on the Record Date. If the Reverse Stock Split is approved and implemented, each share of Common Stock will automatically be reclassified into 1/1000 of a fully paid and non-assessable share of new common stock, par value $1,000 (the "New Common Stock") without any further action on the part of the shareholders. Assuming no change in the number of outstanding shares from the Record Date, if the Reverse Stock Split is approved, the currently outstanding shares of Common Stock will be converted into approximately 1,399 shares of New Common Stock held by 35 shareholders. The Company estimates that approximately 695 shareholders will hold fractional shares after the Reverse Stock Split which fractional shares will be purchased at a total cost of approximately $202,280.

PRICE RANGE OF COMMON STOCK

The Company's securities are not traded on any public exchange, but are traded over the counter in the Pink Sheets under the symbol SEVJ. There is no established trading market for the securities, except for limited or sporadic quotations. The most recent quarterly average prices for the Company are as follows:

     QUARTER                      2002              2001             2000
     -----------------------------------------------------------------------
     First                      $   3.14         $    2.00         $    4.00
     Second                     $   3.32         $    2.20         $    4.00
     Third                      $   3.00         $    3.25         $   3.625
     Fourth                                      $    3.25         $   3.625

The Company has not paid any dividends with respect to any of its securities during the fiscal years ended October 31, 2001 and 2000.

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The Reverse Stock Split is estimated to reduce the number of shareholders of record to 35, based on the number of outstanding shares and shareholders of the Company on the Record Date.

REPORTS RELATING TO THE REVERSE STOCK SPLIT

The Board of Directors retained Howard Frazier Barker Elliott, Inc. ("HFBE") to render an opinion with respect to fairness, from a financial point of view to the Company shareholders of the proposed purchase price for fractional shares. In requesting HFBE's fairness opinion, the Board did not give any special instructions to HFBE or impose any limitations upon the scope of the investigations that HFBE deemed necessary to enable it to deliver its opinion. The report of HFBE is summarized below.

At the request of HFBE to complete its analysis, the Company also retained certain parties to conduct an appraisal of the assets of the Company. The Board retained James Connor Smith, MAI, ARA ("Smith") to appraise the Company's real estate, Huddleston & Co., Inc. ("Huddleston") to appraise the estimated future reserves and revenues of certain oil and gas interests held by the Company, and Hawkins James & Still Equipment Co. ("Hawkins") to appraise the fair market value of the Company's equipment. The Company selected each of these appraisers based on their experience evaluating the specific assets they were engaged to appraise. In requesting the appraisals from Smith, Huddleston, and Hawkins, the Board did not give any special instructions or impose any limitations upon the scope of the investigations that each appraiser deemed necessary to enable it to deliver its appraisal.

All reports, opinions and appraisals will be made available for inspection and copying at the principal executive offices of the Company during its regular business hours by any interested security holder of the Company or representative of a security holder who has been so designated in writing. A copy of any report, opinion or appraisal will be transmitted to any interested security holder or designated representative of a security holder upon written request at the expense of the requesting security holder.

REPORT OF HOWARD, FRAZIER, BARKER & ELLIOTT, INC.

Howard Frazier Barker Elliott, Inc. ("HFBE") has acted as our financial advisor in connection with rendering a fairness opinion with respect to the Reverse Stock Split. HFBE has advised our Board of Directors that, in its opinion, the consideration to be received by the shareholders whose stock is to be redeemed pursuant to the reverse stock split is fair, from a financial point of view, to such shareholders. The full text of the HFBE opinion, which describes the procedures followed, assumptions made and other matters considered in the opinion, is included as Exhibit 1 to the Schedule 13e-3. We urge you to read the full opinion.

HFBE'S OPINION IS DIRECTED TO OUR BOARD OF DIRECTORS AND ADDRESSES ONLY THE FAIRNESS FROM A FINANCIAL POINT OF VIEW OF THE CONSIDERATION PAYABLE TO THE SHAREHOLDERS WHOSE

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STOCK IS TO BE REDEEMED PURSUANT TO THE REVERSE STOCK SPLIT. IT DOES NOT ADDRESS
THE UNDERLYING BUSINESS DECISION TO PROCEED WITH THE REVERSE STOCK SPLIT AND
DOES NOT CONSTITUTE A RECOMMENDATION TO ANY SHAREHOLDER AS TO HOW THE
SHAREHOLDER SHOULD VOTE WITH RESPECT TO THE REVERSE STOCK SPLIT OR ANY OTHER RELATED MATTER. HFBE'S OPINION IS BASED ON ANALYSES WHICH CONTAIN ESTIMATES AND VALUATION RANGES WHICH ARE NOT NECESSARILY INDICATIVE OF ACTUAL VALUES OR PREDICTIVE OF FUTURE RESULTS OR VALUES.

          In arriving at its written opinion, HFBE, among other things:

     - reviewed Seven J's Annual Report on Form 10-KSB and related financial information for the fiscal years ended October 31, 2000 and October 31, 2001, and Quarterly Reports on Form 10-QSB and related financial information for the quarters ended January 31, 2002, April 30, 2002 and July 31, 2002;

     - reviewed certain information relating to the business, earnings, cash flow, assets and prospects of Seven J furnished to HFBE by Seven J;

     - conducted discussions with members of senior management of Seven J concerning its businesses and prospects;

     - reviewed the historical market prices and trading activity for Seven J's common stock;

     - discussed the expected operating results for Seven J for the year ending October 31, 2002;

     -    reviewed the proxy statement and Schedule 13e-3 filings;

     -    reviewed the appraisals of the assets as described above; and

     - reviewed such other matters as HFBE deemed necessary, including an assessment of general economic, market and monetary conditions.

In preparing its opinion, HFBE relied on the accuracy and completeness of all information supplied or otherwise made available to it by Seven J. HFBE did not independently verify the furnished information, or undertake an independent appraisal of the assets of Seven J. HFBE's opinion is based upon market, economic, financial and other conditions as they exist and can be evaluated as of the date of the opinion, October 2002. HFBE was not requested to and did not solicit third party indications of interest in acquiring all or part of Seven J. HFBE assumed that there had been no material change in Seven J's financial condition, results of operations, business or prospects since the date of the last financial statements made available to HFBE.

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The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant quantitative and qualitative methods of financial analyses and the application of those methods to particular circumstances. Therefore, the HFBE opinion is not readily susceptible to partial analysis or summary description. Furthermore, in arriving at its opinion, HFBE did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis or factor. Accordingly, HFBE believes that its analysis must be considered as a whole and that considering any portion of its analysis and the factors considered, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying its opinion. In its analyses, HFBE made assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of Seven J. Estimates contained in these analyses are not necessarily indicative of actual values or predictive of future results or values. In addition, analyses relating to the value of the business do not purport to be appraisals or to reflect the prices at which businesses may actually be sold.

The type and amount of consideration payable in the Reverse Stock Split and the decision to enter into the Reverse Stock Split transaction was solely determined by the Board of Directors of Seven J. HFBE's opinion and financial analyses were only one of many factors considered by the Board of Directors of Seven J in its evaluation of the Reverse Stock Split and should not be viewed as determinative of the views of the Seven J Board of Directors or management with respect to the Reverse Stock Split.

HFBE is a recognized business valuation and investment banking firm with expertise in, among other things, valuing businesses and securities and rendering fairness opinions. HFBE is continually engaged in the valuation of businesses and securities in connection with mergers and acquisitions, private placements of equity and debt, corporate reorganizations, employee stock ownership plans and other general corporate purposes. Seven J selected HFBE because of its experience and expertise in performing valuation and fairness opinion analyses. HFBE does not beneficially own nor has it ever beneficially owned any interest in Seven J. Furthermore, HFBE has no agreement or understanding to provide additional services to Seven J beyond the scope of this fairness opinion.

VALUATION ANALYSIS

ANALYSIS OF COMPARABLE PUBLICLY-TRADED COMPANIES

HFBE noted that, given the diversity of business units of Seven J and the relatively small size of each unit, there were no publicly-traded companies that were comparable to Seven J.

Furthermore, because Seven J generated net losses and negative gross cash flow during the latest twelve month period and the latest two fiscal years, historical earnings and gross cash flow figures cannot be used to make meaningful valuation judgments. Also,

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Seven J's earnings before interest, taxes, depreciation and amortization were negative during the latest twelve month period and the latest two fiscal years rendering this pricing parameter unusable. Based on these factors, HFBE believed it was inappropriate to rely on the comparable public company method.

Furthermore, HFBE believes it is highly unlikely that any implied equity value for Seven J derived from multiples of comparable companies would result in an equity value greater than the value derived under the Net Asset Value approach (see "Net Asset Value" below).

SELECTED MERGER & ACQUISITION TRANSACTIONS.

HFBE noted that, given the diversity of business units of Seven J and the relatively small size of each unit, there were no merger and acquisition transactions that were comparable to Seven J. Assuming that each business unit of Seven J were analyzed separately, the relative size of each business unit would be so small that any comparison to merger and acquisition multiples would not be a reliable measure.

Because Seven J generated net losses and negative gross cash flow during the latest twelve month period and the latest two fiscal years, historical earnings and gross cash flow figures cannot be used to make meaningful valuation judgments. Furthermore, Seven J's earnings before interest, taxes, depreciation and amortization were negative during the latest twelve month period and the latest two fiscal years rendering this pricing parameter unusable. Based on these factors, HFBE believed it was inappropriate to rely on the selected merger and acquisition transaction method.

Furthermore, HFBE believes it is highly unlikely that any implied equity value for Seven J derived from multiples of comparable companies would result in an equity value greater than the value derived under the Net Asset Value approach (see "Net Asset Value" below).

DISCOUNTED CASH FLOW ANALYSIS.

Typically, a discounted cash flow valuation analysis would also be performed, but due to the difficulty in projecting future financial results for Seven J and management's expectation that cash flows will continue to be negative for the foreseeable future, HFBE concluded that the discounted cash flow analysis would not be a reliable valuation measure.

NET ASSET VALUE.

Utilizing appraisals of the value of assets provided by management, including the real estate appraisal by James Connor Smith, MAI, ARA, the oil & gas reserve report by Huddleston & Co., Inc., and the equipment appraisal by Hawkins James & Still Equipment Co., HFBE calculated the net asset value of Seven J. The value of Seven J's assets was $9,275,000 and the value of liabilities was $1,223,000, resulting in a net asset

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value of $8,052,000 or $5.55 per share before the effect of the reverse stock split. HFBE noted that the net asset value calculated included the effect of the recently completed debt financing and the Company's liability under the guaranteed note for Trinity Valley Pecan Company. It is important to note that this value excludes liquidation expenses, which could be significant. Further, if the Company did liquidate, it would cause the Company and its shareholders to incur a substantial taxable gain as a result of the low basis of the assets. As a result, the shareholders would ultimately receive less than the full liquidation value. No value was assigned to net operating losses which totaled over $300,000 as of October 28, 2002, as a result of the restrictions imposed on the sale of the net operating losses by Internal Revenue Code 382.

HISTORICAL TRADING PRICES. Since the beginning of 2002, Seven J's common stock price has been $3.50 per share. As of the date of HFBE's opinion, the common stock price remained at $3.50 per share. The last trade was made on October 10, 2002 at $3.50 per share when 200 shares were traded. Since January 1, 2002, a total of 3,700 shares of Seven J's common stock have been traded. HFBE noted that the lack of any significant trading volume has a substantial impact on the ability of Seven J shareholders to sell their shares. HFBE also noted that amount to be paid to the shareholders in the redemption of their shares provided a certainty of a return to such shareholders in contrast to the speculative nature of a continuing interest in Seven J.

ALTERNATIVES

In assessing the fairness of the transaction to Seven J's public stockholders from a financial point of view, HFBE also compared the Reverse Stock Split to the most likely alternatives to the Reverse Stock Split including a status quo scenario in which Seven J continued to operate in the absence of the Reverse Stock Split and a third party investor/acquirer.

In considering the status quo alternative, HFBE considered that there were no material growth prospects for the business, and management did not have any plans to seek acquisitions or pursue other strategies to grow the business. Furthermore, given the lack of trading volume in Seven J common stock, it is unlikely that a stockholder could locate a buyer at a price greater than $3.50 per share and, most likely, the attempted sale of a larger number of shares in the market would be at a price below the current market price of $3.50 per share.

In assessing the prospect of a third party acquirer, HFBE noted that there were no offers to purchase the business of Seven J, and it was unlikely that a potential buyer would value the business at a higher price than the net asset value previously calculated. Furthermore, given the ownership structure of Seven J, any transaction would have to be approved by management and the majority shareholders of Seven J. Management has indicated to HFBE that they have no desire to sell the company now or any time in the foreseeable future.

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VALUATION CONCLUSION

Based on its analysis of the asset based approach, HFBE determined that the fair market value of the fractional shares of Seven J to be redeemed was $2.90 per share as of the valuation date. The shareholders whose stock is to be redeemed pursuant to the plan are to receive $3.89 per share of old Common Stock in the Reverse Stock Split transactions. Since the market value of the fractional shares was determined to be $2.90 per share, the consideration to be received by such shareholders is fair, from a financial point of view, to such shareholders.

Seven J will pay HFBE $25,000 for its opinion. In addition, Seven J has agreed to reimburse HFBE for all its related expenses, and to indemnify HFBE against certain liabilities, including liabilities under federal securities laws. There is no other material relationship between HFBE and the Company.

SMITH REPORT

Smith is a Texas state certified general real estate appraiser, an Appraisal Institute Member, Accredited Rural Appraiser, Texas Real Estate Broker and member of the National Association of Realtors and the Realtors Land Institute. He has been engaged as an independent appraiser and consultant specializing in the valuation and counseling for rural and commercial property since 1965.

Smith appraised the value of the surface estate interest in the 10,927.857 acre property owned by the Company located approximately 19 miles southwest of Crockett, Texas. Smith determined that a fair market value for this property on August 14, 2002 was $775 per acre or a total of $8,469,089 based on a marketing period of 18-24 months. Smith's methodology involved the following steps:

     1.   Inspect the property and surrounding neighborhood;
     2.   Gather appropriate site, neighborhood and economic data;
     3. Investigate, confirm, and inspect comparable unimproved land sales to determine land component unimproved land sales to determine land component contributory values.
               a.   Date range of search: January 1, 1999 to July 30, 2002
               b.   Geographical limits of search: Houston County, Texas
               c.   Size limits of search: 500 to 15,000 acres
               d. Use or zoning limits of search: Livestock Ranches with improved pasture, native pasture/wooded pasture and cropland components
     4. Estimate the reproduction cost of building and land improvements and deduct accrued depreciation from all causes to estimate their contributory value for use in the cost and sales comparison approaches.
     5. Investigate, confirm, and inspect comparable improved sales to estimate the value of the subject property via the direct sales comparison approach.
               a.   Date range of search: January 1, 1999 to July 30, 2002
               b.   Geographical limits of search: Houston County, Texas

               c.   Size limits of search: 500 to 15,000 acres
               d. Use or zoning limits of search: Livestock Ranches with residential/agricultural improvements
     6. Analyze the time on the market of the comparable sales to develop an estimated marketing period for the subject property
     7. Reconcile the value indications from the two approaches to develop a concluded value range and a final market value estimate of the subject property

The Company has agreed to pay Smith $20,410.18 for his appraisal of the real estate. There is no other material relationship between the Company and Smith.

HUDDLESTON REPORT

Huddleston & Co., Inc. is a corporation that provides petroleum and geological engineering services, located in Houston, Texas. Huddleston has conducted appraisals of oil and gas interests since 1968.

Huddleston analyzed the oil and gas reserves for each leasehold interest held by the Company in conjunction with the price of each product and the estimated taxes and expenses of each lease. In determining the value of the future net revenues, Huddleston applied a discount rate of 10.00 %. Based on their analysis, Huddleston estimated that the value of the future net revenues of the oil and gas leases held by the Company was approximately $324,732 on January 1, 2002.

The Company has agreed to pay Huddleston approximately $2,000 for its appraisal. There is no other material relationship between the Company and Huddleston.

HAWKINS REPORT

Hawkins is an agricultural equipment dealer located in Crockett, Texas. Based on Hawkins experience evaluating and dealing in new and used agricultural equipment in Houston County, Texas, Hawkins determined that the fair market value of the Company's equipment was $102,150 on August 19, 2002.

The Company did not pay Hawkins for its appraisal. The Company has purchased equipment from Hawkins in the past, and may purchase additional equipment from Hawkins in the future.

BOARD OF DIRECTORS DETERMINATION

At the Board of Directors' March 19, 2002 meeting, management expressed its view that the Company and its shareholders are deriving little benefit from the Company's status as a public company. The Company and its officers and directors incur substantial risks. The Company also incurs substantial costs to maintain this status. Despite these expenditures, the nature of the assets held by the Company do not provide any synergies for the status as a public company. The primary assets of the Company are raw land that is leased as farmland, royalty interests in oil and gas leases and a pecan tree farm. The use and value of the assets has not substantially changed during the Company's forty-year status as a reporting company, and the assets do not produce an income stream that makes the public nature of the stock a useful commodity or maintains the cost of a public company. The Board has determined it would be in the best interests of the Company to maintain this asset base, and to cease being a public company.

The Board considered the advantages and disadvantages of being a private company and unanimously directed management to conduct a preliminary cost and feasibility study of going private, including a determination of the rights of dissenting shareholders.

The Company's management and the Board met with its accountants, its investment bankers and outside legal counsel to discuss a Reverse Stock Split as well as other options for taking the Company private. The Board considered a merger or a tender offer as possible means of taking the Company private. After discussion with its advisors of the options available, management and the Board determined that a Reverse Stock Split was the most feasible in the Company's current situation. The Board determined that the other means of taking the Company private would not be appropriate in this situation due to their cost and complexity. By direction of the Board, management engaged its outside auditors, its investment bankers and its legal counsel to assist the Company in pursuing the proposed Reverse Stock Split.

At the Board of Directors October 30, 2002 meeting, management reported that taking the Company private could be accomplished through the process of going private through a Reverse Stock Split, with cash being paid for fractional shares that result. The Board reconfirmed unanimously its agreement that it would be in the Company's best interest to go private and directed management to identify the issues involved in a Reverse Stock Split. Management reported that based on the results of a its analysis, a 1-to-1,000 Reverse Stock Split to take the number of shareholders of record below 300, and to a number appropriate for a privately held company. In management's opinion the 1-to-1,000 ratio was preferable for accomplishing both goals.

After considering management's evaluation, the Board authorized a 1-to-1,000 Reverse Stock Split, subject to the approval of the Company's shareholders.

The Board reviewed the duties of Directors under Texas law in evaluating a reverse stock split and reviewed the documents to be filed with the SEC in this regard. Also at this meeting, the Board considered the fairness opinion of Howard Frazier Barker & Elliott, Inc. as well as the three appraisals obtained with respect to the assets. Additionally, the Board reviewed the previously filed financial statements of the Company. Based on these factors, and as more fully described below, the Board determined that a price of $3.89 per share of old Common Stock to be paid for fractional shares resulting from the Reverse Stock Split was fair to those shareholders receiving such payment for fractional shares.

FAIRNESS OF THE REVERSE STOCK SPLIT PROPOSAL

The directors and management of the Company believe this transaction is fair to and in the best interests of the Company and its affiliated and unaffiliated shareholders. In determining the fairness of the Reverse Stock Split, the Board considered a number of factors prior to approval of the proposed transaction.

The Board recognized the concerns of shareholders owning a limited number of shares of Common Stock, with reduced liquidity, because typical transaction costs for public sale of their shares in most cases represents a large percentage of the value of their holdings at current stock price trends. The Reverse Stock Split will allow such shareholders to liquidate their holdings at a fair value without these transaction costs by receiving cash for their fractional shares.

Shareholders receiving New Common Stock will benefit from the reduction of direct and indirect costs borne by the Company to maintain its public company status. The Board of Directors also believes that the Company will be more stable, given the nature of its assets and business, if it ceases the costs and obligations of a publicly traded company.

The Board also considered the financial condition of the Company and the cost of the Reverse Stock Split and the cost of the continued reporting obligations under the Exchange Act. The Board considered that the costs of public reporting continue to increase, as well as the amount and nature of the obligations of a reporting company. Notwithstanding the increase in regulation, the business of the Company has not significantly changed, and, in fact, has deteriorated in the most recent years. The Board also determined that a change in the amount or the nature of the business was not likely, therefore continuing to reduce the value of the status of the Company as a public company.

The Board considered that during the preceeding twelve month period, the Company had not received any bona fide offers from any person for (i) the merger or consolidation of the Company into or with any person, (ii) the sale or transfer of all or any substantial part of the assets of the Company, or (iii) securities of the Company which would enable the holder thereof to exercise control of the Company. The Company during this period did not solicit any third party offers to merger or acquire the Company, not did it authorize any member of the Board of Directors or unaffiliated party to do so. The Board determined that it was not in the best interests of the Company to sell.

The Board of Directors of the Company by unanimous vote on October 30, 2002, with no member of the Board of Directors dissenting or abstaining from such approval, adopted a resolution declaring the terms and conditions of the Reserve Stock Split to be advisable, and directing that a proposed amendment to the Articles of Incorporation of the Company to reduce the Company's authorized capital be submitted to shareholders of the Company for consideration. All material factors considered by the Board of Directors are presented herein.

The executive officers of the Company were charged with the responsibility of recommending to the Board of Directors a fair price to be paid for the fractional shares resulting from the Reverse Stock Split. In fulfilling their responsibility, the executive officers considered several factors relating to the fair value of the Company's Common Stock:

     - The historic market value of the Common Stock, which ranged between a high of $4.00 and a low of $2.00 for the period from October 1999 through October 2002;
     - The net losses incurred for the fiscal years 1999, 2000 and 2001;
     - The current market value for the Common Stock in the Pink Sheets. The most recent reported sale (as of 10/29/02) was for $3.50;
     - The absence of a meaningful market for the Company's shares as reflected in the fact that only 10,822 shares traded during the first 3 quarters of the fiscal year ended October 31, 2002;
     - The $.69 book value per share of Common Stock (as of July 31, 2002);
     - The value of the Company's assets based on the independent appraisals of Smith, Huddleston and Hawkins; and
     - The HFBE fairness opinion.

In reaching it decision to recommend $3.89 as the purchase price for a share of old Common Stock, the executive officers gave consideration to the HFBE report, which considered the numerous factors affecting the value of the Common Stock, including the continuing losses, the appraisal value of the assets, and the lack of liquidity for the stock. Due to the relative illiquidity of the stock, the Board placed more emphasis on the HFBE report than on the stock price as reported in the Pink Sheets. While the Board considered the asset appraisals, the ability of the Company to place the value of the assets directly into the hands of the shareholders through liquidation or sale of assets is extremely difficult because of the adverse tax consequences of such a transaction. Thus, the per share value of the assets does not account for the significant corporate or shareholder tax expenses that would occur under such a scenario.

In determining whether the price to be paid to the Company's shareholders for fractional shares was fair, the Board received a fairness report from an independent financial adviser. See "Report of Howard, Frazier, Barker & Elliott, Inc." above. In determining the fairness to shareholders who will receive New Common Stock, the Board of Directors considered the value of the underlying assets, the continuing losses of the Company, the extremely limited market for the Company's stock, the cost savings associated with no longer being a public company, the perceived greater prospects going forward with respect to strategic alternatives and the removal of the competitive disadvantage of publicly filing material contracts.

To the Company's knowledge, each executive officer and director of the Company will vote all shares of Common Stock those persons have proxy authority for, for the proposed Reverse Stock Split and related Amendment to the Company's Articles of Incorporation. These shares represent approximately 74.27% of the voting power on the Record Date.

EXCHANGE OF CERTIFICATES AND PAYMENT OF FRACTIONAL SHARES

If the shareholders approve the Reverse Stock Split, the Company will file the Amendment with the Secretary of State of Texas. The Reverse Stock Split will become effective on the date the Certificate of Amendment is issued by the Secretary of State of Texas (the "Effective Date").

As soon as practicable after the Effective Date, each holder of an outstanding certificate theretofore representing Common Stock will receive from the Company instructions for the surrender of such certificate. The instructions will include a Letter of Transmittal to be completed and returned to the Company with such certificate or an affidavit of lost certificate. As soon as practicable after the surrender to the Company of any certificate which represented shares of Common Stock (or affidavit as to loss), together with a duly executed Letter of Transmittal and other documents the Company may specify, the Company shall deliver to the person in whose name such certificates have been issued, (i) certificates registered in the name of such person representing the number of full shares of New Common Stock into which the shares of existing Common Stock represented by the surrendered certificate shall have been reclassified, and/or
(ii) cash for fractional shares. Until surrendered as contemplated by the preceding sentence, each certificate which represented shares of existing Common Stock shall be deemed at and after the Effective Date to represent the number of full shares of New Common Stock contemplated by the preceding sentence.

For the purpose of determining ownership of existing Common Stock at the Effective Date, shares will be considered to be held by the person in whose name those shares are registered in the stock records of the Company, regardless of the beneficial ownership of those shares. No service charges, brokerage commission or transfer taxes shall be payable by any holder of any certificate which prior to the approval of the Reverse Stock Split represented any shares of Common Stock, except that if any certificates for New Common Stock are to be issued in a name other than that in which the certificates for shares of Common Stock surrendered are registered, it shall be a condition of such issuance that
(i) the person requesting such issuance pay to the Company any transfer taxes payable by reason thereof (or prior transfer of such surrendered certificate, if any) or establish to the satisfaction of the Company that such taxes have been paid or are not payable, and (ii) such surrendered certificate shall be properly endorsed and otherwise in proper form for transfer, or the holder will supply a duly executed affidavit of lost certificate.

No certificates or scrip representing fractional shares of New Common Stock shall be issued in connection with the Reverse Stock Split. Instead, shareholders holding a number of shares of Common Stock not evenly divisible by one thousand, and shareholders holding fewer than one thousand shares of Common Stock, upon surrender of their old certificates will receive cash in lieu of fractional shares of New Common Stock. The price payable by the Company for fractional shares will be determined by multiplying the fraction of a share of old Common Stock by $3.89, the fair market value of a share of old Common Stock. The Company currently estimates that approximately 370 of the 765 shareholders that will hold fractional shares have had their proxy materials returned, undeliverable to the Company for more than two years. The Company will make efforts to locate missing shareholders. Any unclaimed funds payable to the shareholders who cannot be located by the Company will be tendered to the State of Texas pursuant to its escheat laws.

Approval of the Reverse Stock Split will require approval by two-thirds (2/3) of the shares of Common Stock that were outstanding on the Record Date. Accordingly, the Reverse Stock Split will be approved if at least 967,333 shares of Common Stock are voted in favor of the Reverse Stock Split.

CERTAIN EFFECTS OF REVERSE STOCK SPLIT PROPOSAL ON THE COMPANY'S SHAREHOLDERS

     1. RIGHTS, PREFERENCES AND LIMITATIONS. There are no differences between the respective rights, preferences or limitations of the Common Stock and the New Common Stock. If the Reverse Stock Split is approved and implemented, each shareholder's percentage interest will be the same as it was prior to the approval of the proposal, except for the effect of the elimination of fractional shares. There will be no differences with respect to dividend, voting, liquidation or other rights associated with the Company's Common Stock before or after the Reverse Stock Split.

     2. FINANCIAL EFFECT. The Company expects that the total cost of the going private transaction will be approximately $292,000, including an estimated $90,000 in expenses and an estimated $202,280 to purchase fractional shares. The purchase of fractional shares pursuant to the going private transaction will be funded pursuant to a loan secured by the real estate of the Company, as described below. The other expenses of the transaction will be paid out of the operating cash flow of the Company and receivables paid by to the Company by Trinity Valley Pecan Company ("TVPC"), as described below.

          The Company borrowed $610,000 on October 28, 2002 from Capital Farm Credit at 6.65% annual interest pursuant to a 15-year note (the "Note"). Only a portion of the proceeds of this Note will be used in conjunction with the going private transaction. The Company plans to repay the Note out of the operating cash flow of the Company.

          Of the $610,000 borrowed, approximately $200,000 will be used to fund the repurchase of shares of the Company. The remaining costs (primarily expenses of the transaction) have been funded from the Company's operating cash flow. The remaining proceeds of the Note have been contributed to TVPC in connection with transactions not related to the Reverse Stock Split. The loan was used as a capital contribution to TVPC which allowed it to repay certain outstanding bank debt (on which the Company was a guarantor, and for which guarantee the

          Company had begun to accrue). The Company's potential liability as a guarantor of the TVPC debt will be reduced from $333,000 to $171,548 as a result of the reduction in amounts owed by TVPC. Additionally, TVPC paid to the Company $120,000 owed, increasing the cash of the Company and reducing its receivables.

          The Reverse Stock Split will require a restatement of the Company's earnings per share and book value per share, but we do not believe the restatement is material.

     3. EFFECT ON MARKET FOR SHARES. The Company estimates that the number of shares of New Common Stock outstanding after the Reverse Stock Split, if effected will be approximately 1,399 in the hands of approximately 35 shareholders. As a result, there will be no organized market for the Company's shares.

          The Company has no current plans to issue additional shares of stock, but the Company reserves the right to do so at any time and from time to time at such prices and on such terms as the Board determines to be in the best interests of the Company and its then shareholders. Persons who continue as shareholders following implementation of the Reverse Stock Split proposal will not have any preemptive or other preferential rights to purchase any of the Company's stock that may be issued by the Company in the future, unless such rights are currently specifically granted to such shareholder.

     4. TERMINATION OF EXCHANGE ACT REGISTRATION OF NEW COMMON STOCK. The Reverse Stock Split proposal will terminate the public registration of the New Common Stock with the SEC under the Exchange Act, and the Company intends to terminate this registration as soon as practicable after approval of the Reverse Stock Split proposal by the shareholders. The Company may terminate registration under the Exchange Act if the New Common Stock is no longer held by 300 or more shareholders of record. Termination of registration of the New Common Stock under the Exchange Act would substantially reduce the information required to be furnished by the Company to its shareholders and to the SEC and would make certain provisions of the Exchange Act, such as the requirement of providing annual and quarterly reports to shareholders, no longer applicable to the Company.

          With respect to the executive officers and directors of the Company, in the event of the intended termination of registration of the New Common Stock under the Exchange Act: a) executive officers, directors and other affiliates would no longer be subject to many of the reporting requirements and restrictions of the Exchange Act, including without limitation, the reporting requirements and short-swing profit provisions of Section 16 thereof. Upon termination of Exchange Act registration, the Company will continue to be subject to the general anti-fraud provisions of federal and applicable state securities laws.

FEDERAL INCOME TAX CONSEQUENCES

THE FOLLOWING DISCUSSION SUMMARIZING CERTAIN FEDERAL TAX CONSEQUENCES IS BASED ON CURRENT LAW AND IS INCLUDED FOR GENERAL INFORMATION ONLY. SHAREHOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE FEDERAL, STATE, LOCAL AND FOREIGN TAX EFFECTS OF THE REVERSE STOCK SPLIT IN LIGHT OF THEIR INDIVIDUAL CIRCUMSTANCES.

The receipt of New Common Stock solely in exchange for Common Stock will not result in recognition of gain or loss to the shareholder. The adjusted tax basis of the shareholder's new Common Stock will be the same as the shareholder's adjusted tax basis in the existing Common Stock. The holding period of New Common Stock received solely in exchange for existing Common Stock will include the shareholder's holding period in the Common Stock. No gain or loss will be recognized by the Company upon the Reverse Stock Split.

Shareholders who receive cash in lieu of fractional shares of New Common Stock will be treated as receiving cash as payment in exchange for their fractional shares of New Common Stock, and they will recognize capital gain or loss in an amount equal to the difference between the amount of cash received and the adjusted basis of the fractional shares surrendered for cash.

APPRAISAL RIGHTS AND DISSENTER'S RIGHTS

The shareholders do not have the right to demand the appraised value of their shares (dissenter's rights) in conjunction with the Reverse Stock Split under the Texas Business Corporations Act. There may exist other rights or actions under the Texas Business Corporations Act, Texas common law or federal or state securities laws for shareholders who are aggrieved by the Reverse Stock Split generally. Although the nature and extent of such rights or actions are uncertain and may vary depending on facts or circumstances, shareholder challenges to corporate action in general are related to the fiduciary responsibilities of corporate officers and directors and to the fairness of corporate transactions.

THIS TRANSACTION HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED ON THE FAIRNESS OR MERITS OF SUCH TRANSACTION OR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE REVERSE STOCK SPLIT AND THE RELATED AMENDMENT TO THE COMPANY'S ARTICLES OF INCORPORATION.

OWNERSHIP OF VOTING SECURITIES OF THE COMPANY

The following table contains information concerning the persons known by the Company to be the beneficial owners of more than five percent of the Common Stock of the Company at the close of business on July 31, 2002:

                                NAME AND ADDRESS OF      AMOUNT AND NATURE OF
      TITLE OF CLASS             BENEFICIAL OWNER       BENEFICIAL OWNERSHIP(1)     PERCENT OF COMMON STOCK
--------------------------   -------------------------  -----------------------     -----------------------
Common Stock, par value $1   John R. Parten                     1,077,425                   74.25%
                             16945 Northchase Drive,
                             Suite 1800,
                             Houston, Texas
                             77060-2151

Common Stock, par value $1   Patrick J. Moran                      73,017(2)                 5.03%
                             2803 Sackett
                             Houston, Texas
                             77098-1125

     (1)  Based on information furnished by the respective shareholders.
     (2) Included are 14,800 shares of Common Stock of the Company held by The Moran Employees Trust. Patrick J. Moran is co-trustee of such Trust and has shared power to vote the shares held by the Trust, however he disclaims any beneficial interest in such shares.

     The following table contains information as to the Common Stock of the Company beneficially owned as of January 31, 2002, by all directors and executive officers as a group.

                                     NAME AND ADDRESS OF          AMOUNT AND NATURE OF
           TITLE OF CLASS             BENEFICIAL OWNER           BENEFICIAL OWNERSHIP(1)     PERCENT OF COMMON STOCK
     --------------------------   -------------------------      -----------------------     -----------------------
     Common Stock, par value $1   John R. Parten                         1,077,425                    74.25%
                                  Chairman, President and
                                  Director
                                  16945 Northchase Drive,
                                  Suite 1800,
                                  Houston, TX 77060

     Common Stock, par value $1   R.F. Pratka                                  131                        -
                                  Vice President, Treasurer and
                                  Director
                                  16945 Northchase Drive,
                                  Suite 1800,
                                  Houston, TX 77060

     Common Stock, par value $1   William C. Bennett                           142                        -
                                  Director
                                  P.O. Box 666
                                  Madisonville, Texas 77864

     Common Stock, par value $1   Bruce Franke                                  84                        -
                                  Director
                                  P.O. Box 557
                                  Willis, Texas 77378

     Common Stock, par value $1   Virginia Cortinas                              0                        -
                                  Secretary
                                  16945 Northchase Drive,
                                  Suite 1800,
                                  Houston, TX 77060

     Common Stock, par value $1   All Directors and Executive            1,077,782                    74.27%
                                  Officers as a Group (five in
                                  number)

     (1)  Based on information furnished by the respective shareholders.

PERSONS MAKING THE SOLICITATION

The enclosed proxy is solicited on behalf of the Board of Directors of the Company. The cost of soliciting proxies on the accompanying forms will be borne by the Company. In addition to the use of mail, officers of the Company may solicit proxies by telephone or telegraph. Upon request, the Company will reimburse brokers, dealers, banks and trustees or their nominees, for reasonable expenses incurred by them in forwarding proxy material to beneficial owners of shares of Existing Common Stock.

ACCOUNTANTS

Representatives of the principal accountants for the current year and for the most recently completed fiscal year are expected to be present at the Special Meeting, will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

REVOCABILITY OF PROXY

Shares represented by valid proxies will be voted in accordance with instructions contained therein, or, in the absence of such instructions, in accordance with the Board of Directors' recommendations. Any shareholder of the Company has the unconditional right to revoke a proxy at any time prior to the voting thereof by (i) notifying the Secretary of the Company with a written notice thereof addressed to the Company at

16945 Northchase Drive, Suite 1800, Houston, Texas 77060; (ii) executing and delivering a subsequent proxy; or (iii) personally appearing at the Special Meeting and casting a contrary vote. No revocation shall be effective unless and until notice of such revocation has been received by the Company at or prior to the Special Meeting.

OTHER MATTERS

The Board of Directors is not aware of any matter to be presented for action at the Special Meeting other than the matters set forth herein. If any other matter should be presented at the Special Meeting upon which a vote may properly be taken, John R. Parten and Virginia Cortinas will vote shares represented by all proxies received by the Board of Directors in accordance with their judgment.

ANNUAL MEETING OF THE SHAREHOLDERS

The annual meeting of the shareholders of Seven J is typically held in March of each year. The deadline for the submission of timely shareholder proposals to the Company is November 18, 2002. Shareholder proposals received thereafter will not be included with the materials for the annual shareholder meeting.

FINANCIAL INFORMATION AND INCORPORATION BY REFERENCE

A copy of the Company's Annual Report to Shareholders for fiscal year 2001 and the Company's Form10-QSB for the quarter ended July 31, 2002 are incorporated herein by reference. Copies of these reports accompany this Proxy Statement and are available for review from the EDGAR filings obtained through the SEC's Internet Website (http://www.sec.gov). UPON REQUEST TO THE COMPANY'S OFFICES AT 16945 NORTHCHASE DRIVE, SUITE 1800, HOUSTON, TEXAS 77060, PHONE 281-874-2101, THE COMPANY WILL PROVIDE TO ANY SHAREHOLDER OF THE COMPANY, WITHOUT CHARGE, A COPY OF ANY AND ALL DOCUMENT FILED WITH THE SEC INCORPORATED BY REFERENCE HEREIN THAT IS NOT INCLUDED WITH THIS PROXY STATEMENT.

AVAILABLE INFORMATION

The Company is subject to the information requirement of the Exchange Act of 1934, as amended, and in accordance therewith, files reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information can be inspected and copied at the public reference facilities of the SEC at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549 and the regional office of the SEC at Suite 1400, Citicorp Center, 14th Floor, 500 West Madison Street, Chicago, Illinois 60661. Copies of such materials can also be obtained at prescribed rates by writing to the Public Reference Section of the SEC at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C 20549. In addition, such reports, proxy statements and other information are available from the EDGAR filings obtained through the SEC's Internet Website (http://www.sec.gov).

                                       BY ORDER OF THE BOARD OF DIRECTORS

                                       -----------------------------------------
                                       John R. Parten, Chairman and President

                                    EXHIBIT 1

                              ARTICLES OF AMENDMENT
                                     TO THE
                            ARTICLES OF INCORPORATION
                                       OF
                            SEVEN J STOCK FARM, INC.

     Pursuant to the provisions of Article 4.04 of the Texas Business Corporation Act, the undersigned corporation adopts the following articles of amendment to its articles of incorporation.

                                   ARTICLE ONE

     The name of the corporation is Seven J Stock Farm, Inc.

                                   ARTICLE TWO

     The following amendments to the articles of incorporation (the "Articles"), were adopted by the shareholders of the corporation on December 12, 2002. The shareholders of the corporation approved an amendment to conduct a 1-for-1000 reverse stock split whereby the one million five hundred thousand (1,500,000) authorized shares of common stock with $1.00 par value were reclassified and changed into one thousand five hundred (1,500) shares of common stock with $1,000 par value.

1. AMENDMENT ONE alters or changes Article VI of the Articles, and the full text of the provision as altered is as follows:

     The issued and outstanding one million four hundred fifty one thousand (1,451,000) shares of common stock of the corporation, with $1.00 par value, are hereby reclassified and changed into one thousand four hundred fifty one (1,451) shares of common stock with $1,000 par value.

     The aggregate number of shares which the Corporation shall have the authority to issue is one thousand five hundred (1,500) of the par value of one thousand dollars ($1,000) each. No shareholder shall have a pre-emptive right to acquire any share or security of any kind, whether now or hereafter authorized, which may, at any time, be issued, sold or offered for sale by the Corporation.

                                  ARTICLE THREE

     The number of shares of the corporation outstanding at the time of adopting these amendments was one million four hundred fifty one thousand (1,451,000); and the number of shares entitled to vote thereon was one million four hundred fifty one thousand (1,451,000).

                                  ARTICLE FOUR

     The number of shares that voted for the amendment is ______________ and the number of shares that voted against the amendment is _________.

                                  ARTICLE FIVE

     The manner in which any exchange, reclassification or cancellation of issued shares provided for in Amendment One shall be effected is as follows:

     Each one thousand shares of common stock with $1.00 par value previously issued and outstanding at the time of the adoption of these amendments shall be exchanged for one share of common stock with $1,000 par value. Fractional shares will be purchased at a rate of $3,890 per 1 share of the new common stock.

                                   ARTICLE SIX

     Amendment One will not effect a change in the amount of stated capital.

     EXECUTED, by the undersigned, this ___ day of December, 2002.

                                         SEVEN J STOCK FARM, INC.


                                         By:
                                            ------------------------------------
                                         John R. Parten, President

                                      PROXY
                            SEVEN J STOCK FARM, INC.
                         ANNUAL MEETING OF SHAREHOLDERS

                                DECEMBER 12, 2002

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby constitutes and appoints John R. Parten and Virginia Cortinas, or either of them, as the true and lawful attorneys and proxies of the undersigned with full power of substitution to represent the undersigned and to vote, as designated, all of the shares of Common Stock of Seven J Stock Farm, Inc. ("the Company") that the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held on December 12, 2002 and at any adjournments thereof.

PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE               /X/

APPROVAL OF A PROPOSED REVERSE STOCK SPLIT OF THE COMPANY'S COMMON STOCK THAT WOULD RESULT IN:
               a. THE SHAREHOLDERS RECEIVING ONE SHARE OF COMMON STOCK FOR EVERY ONE THOUSAND SHARES OF OUR COMMON STOCK THAT THEY CURRENTLY OWN, AND
               b. AN AMENDMENT TO THE COMPANY'S ARTICLES OF INCORPORATION TO REDUCE THE COMPANY'S AUTHORIZED COMMON STOCK FROM 1,500,000 TO 1,500 AUTHORIZED SHARES, WHICH IS IN PROPORTION TO THE REVERSE STOCK SPLIT. THE REVERSE STOCK SPLIT AND RELATED CASH PURCHASE BY THE COMPANY OF FRACTIONAL SHARES RESULTING FROM THE REVERSE STOCK SPLIT IS PROPOSED TO TAKE THE COMPANY PRIVATE AND TAKE IT OUT OF THE REPORTING SYSTEM OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

          FOR                                    / /

          AGAINST                                / /

          WITHHOLD AUTHORITY                     / /

TO BE SIGNED ON THE REVERSE SIDE


                               Proxy card side one

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THIS PROXY WILL BE VOTED AS SPECIFIED, IF NO SPECIFIC DIRECTIONS ARE GIVEN, THIS
PROXY WILL BE VOTED "FOR" EACH OF THE PROPOSALS SET FORTH HEREON.

PLEASE SIGN EXACTLY AS THE NAME APPEARS ON THE CERTIFICATE OR CERTIFICATES REPRESENTING SHARES TO BE VOTED BY THIS PROXY. WHEN SIGNING AS EXECUTOR, ADMINISTRATOR, ATTORNEY, TRUSTEE, OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. IF A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY PRESIDENT OR OTHER AUTHORIZED PERSON. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.

                                                 DATED:____________________


                                                 --------------------------
                                                 SIGNATURE OF SHAREHOLDER


                                                 --------------------------
                                                 SIGNATURE IF JOINTLY OWNED


                               Proxy card side two

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